Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-44551, 33-56289, 33-64317, 333-46615,
333-59790, 333-65822, 333-75539, 333-75541, 333-75543, 333-91613) of R.H. Donnelley Corporation of our report dated March 9, 2005, with respect to the combined financial statements of Ameritech Publishing of Illinois, Inc. and Ameritech Publishing of Illinois Partners Partnership included in R.H. Donnelley Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

San Antonio, Texas
March 16, 2005